UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2009

CANCER THERAPEUTICS, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-119915	20-1499421
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
10757 So. River Front Pkwy Ste. 125 South Jordan, Utah		84095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2533

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01      Completion of Acquisition or Disposition of Assets.

On May 27, 2008, Cancer Therapeutics, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with the members of Nano Therapies LLC, a Virginia limited liability company (“Nano Therapies”).  Pursuant to the terms of the Purchase Agreement, the Company acquired from these members twenty-five percent (25%) of Nano Therapies in exchange for 4,000,000 shares of common stock of the Company and $500,000 in cash.  The Purchase Agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specific limitations.  The Purchase Agreement is attached hereto as Exhibit 99.1.

ITEM 8.01.     Other Events.

On May 28, 2009, the Company issued a press release announcing the completion and signing of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title of Document	Location

99.1	Unit Purchase Agreement dated May 27, 2009	Attached
99.2	Press release dated May 28, 2009	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cancer Therapeutics, Inc.

Date: May 29, 2009	By:	/s/ Chene Gardner
Chene Gardner
Chief Executive Officer